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SEPRACOR REPORTS THAT SCHERING-PLOUGH ANNOUNCES FDA APPROVAL OF CLARINEX(R)
(DESLORATADINE) FOR TREATMENT OF SEASONAL ALLERGIC RHINITIS

MARLBOROUGH, Mass., Dec. 21 /PRNewswire/ -- Sepracor Inc. (Nasdaq: SEPR - news) today reported that Schering-Plough Corporation (NYSE: SGP - news) announced that CLARINEX(R) (desloratadine) 5 mg Tablets has received marketing clearance from the U.S. Food and Drug Administration (FDA) for the treatment of seasonal allergic rhinitis (SAR) in adults and children 12 years of age and older. CLARINEX is a new antihistamine that is said by Schering-Plough to provide 24-hour relief from the symptoms of SAR. An H-1 receptor antagonist, CLARINEX Tablets taken once daily in clinical trials significantly reduced total symptom scores of the nasal and non-nasal symptoms of seasonal allergies.

Schering-Plough expects CLARINEX launch activities to begin in January 2002. In December 1997, Schering-Plough Corporation and Sepracor announced a licensing agreement giving Schering-Plough exclusive worldwide rights to Sepracor's patents relating to desloratadine. Sepracor will receive royalties upon launch of CLARINEX in the U.S.

Schering-Plough has received an "approvable letter" from the FDA for CLARINEX Tablets for the treatment of chronic idiopathic urticaria (CIU), or hives of unknown cause. A separate new drug application (NDA) is also pending for the treatment of allergic rhinitis (AR), which encompasses both SAR and perennial allergic rhinitis (PAR).

Allergies affect an estimated 45 million Americans and can have a significant impact on everyday activities at work, school and leisure time. The direct cost of seasonal allergies, including medications and physician visits, has been estimated at $4.5 billion annually. Indirect costs from absenteeism include the loss of an estimated 6 million workdays and 2 million school days each year. In addition, there is a growing body of evidence that points to an association between allergies and even more serious conditions, such as asthma.

A WORLD LEADER IN ALLERGY AND RESPIRATORY PRODUCTS

CLARINEX builds upon Schering-Plough's heritage as a leader in the discovery and development of allergy and respiratory products. Products from Schering-Plough's research efforts include the CLARITIN(R) (loratadine) family of nonsedating antihistamines, the country's leading prescription antihistamine, and NASONEX(R) (mometasone furoate monohydrate), a once-daily nasal steroid for allergies.

Sepracor Inc. is a research-based pharmaceutical company dedicated to treating and preventing human disease through the discovery, development, and commercialization of innovative pharmaceutical products that are directed toward serving unmet medical needs. Sepracor's drug development program has yielded an extensive portfolio of pharmaceutical candidates that are focused on the treatment of respiratory, urological, and central nervous system disorders. Sepracor's corporate headquarters are located in Marlborough, Massachusetts.

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DISCLOSURE NOTICE: The information in this press release includes certain
"forward-looking" information relating to the market potential for CLARINEX as well as Schering-Plough's projected commencement of launch activities. The reader of this release should understand that the extent that CLARINEX will be prescribed will be determined by the performance of Sepracor's licensee, Schering-Plough, and general market factors, competitive product development, product availability, current and future branded, generic or OTC competition, federal and state regulations and legislation, the regulatory process for new products and indications, existing and new manufacturing issues that may arise, trade buying patterns, patent positions, litigation and investigations. For further details and a discussion of these and other risks and uncertainties, see Schering-Plough's Securities and Exchange Commission filings, including Schering-Plough's 2000 annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. This news release also contains forward-looking statements that involve risks and uncertainties including statements with respect to the commercial success of CLARINEX, the performance of Schering-Plough's commercialization effort, and certain other factors that may affect future operating results and are detailed in Sepracor's periodic reports filed with the Securities and Exchange Commission.

CLARITIN, CLARINEX, NASONEX, and RediTabs are registered trademarks of Schering-Plough Corporation.

To receive a copy of this release or any recent release via fax, call Sepracor's automated news fax line at 1-800-758-5804 ext. 780960, or visit the website at www.sepracor.com.